RIGHTS AGREEMENT


                            Between


                    CT COMMUNICATIONS, INC.


                              and


                   FIRST UNION NATIONAL BANK,

                          Rights Agent





                  Dated as of August 27, 1998






                        TABLE OF CONTENTS


           SECTION 1.    Certain Definitions . . . . . . . . . .1

           SECTION 2.    Appointment of Rights Agent . . . . . .5

           SECTION 3.    Issue of Right Certificates . . . . . .6

           SECTION 4.    Form of Right Certificates. . . . . . .7

           SECTION 5.    Countersignature and Registration . . .8

           SECTION 6.    Transfer, Split Up, Combination
                         and Exchange of Right Certificates;
                         Mutilated, Destroyed, Lost or Stolen
                         Right Certificates. . . . . . . . . . .8

           SECTION 7.    Exercise of Rights; Purchase Price;
                         Expiration Date of Rights . . . . . . .9

           SECTION 8.    Cancellation and Destruction of
                         Right Certificates  . . . . . . . . . 10

           SECTION 9.    Availability of Common Stock  . . . . 10

           SECTION 10.   Record Holders of Common Stock
                         Issued upon Exercise of Rights. . . . 11

           SECTION 11.   Adjustment of Purchase Price, Number
                         and Kind of Common Stock or
                         Number of Rights. . . . . . . . . . . 11

           SECTION 12.   Certificate of Adjustment . . . . . . 17

           SECTION 13.   Consolidation, Merger or Sale or
                         Transfer of Assets or Earning Power . 17

           SECTION 14.   Fractional Rights and Fractional
                         Shares . . . . . . . . . . . . . . .  20

           SECTION 15.   Rights of Action. . . . . . . . . . . 21

           SECTION 16.   Agreement of Right Holders. . . . . . 21

           SECTION 17.   Right Certificate Holder Not Deemed
                         a Shareholder . . . . . . . . . . . . 22

           SECTION 18.   Concerning the Rights Agent . . . . . 22

           SECTION 19.   Merger or Consolidation or Change
                         of Name of Rights Agent. .. . . . . . 23

           SECTION 20.   Duties of Rights Agent. . . . . . . . 23

           SECTION 21.   Change of Rights Agent. . . . . . . . 26

           SECTION 22.   Issuance of New Right Certificates. . 26

           SECTION 23.   Redemption. . . . . . . . . . . . . . 27

           SECTION 24.   Exchange. . . . . . . . . . . . . . . 27

           SECTION 25.   Notice of Certain Events. . . . . . . 28

           SECTION 26.   Notices . . . . . . . . . . . . . . . 29

           SECTION 27.   Supplements and Amendments. . . . . . 30

           SECTION 28.   Successors. . . . . . . . . . . . . . 30

           SECTION 29.   Determinations and Actions by
                         the Board of Directors  . . . . . . . 30

           SECTION 30.   Benefits of this Rights Agreement . . 31

           SECTION 31.   Severability. . . . . . . . . . . . . 31

           SECTION 32.   Governing Law . . . . . . . . . . . . 31

           SECTION 33.   Counterparts. . . . . . . . . . . . . 32

           SECTION 34.   Descriptive Headings  . . . . . . . . 32

EXHIBIT A-1    Form of Right Certificate (Voting
               Common Stock) . . . . . . . . . . . . . . . .A-1-1
EXHIBIT A-2    Form of Right Certificate (Class B
               Nonvoting Common Stock) . . . . . . . . . . .A-2-1
EXHIBIT B  Form of Election to Purchase. . . . . . . . . . . .B-1
EXHIBIT C  Summary of Rights to Purchase Common
           Shares. . . . . . . . . . . . . . . . . . . . . . .C-1



                         RIGHTS AGREEMENT

     This Rights Agreement (the "Rights Agreement"), is effective as of August 27, 1998 between CT Communications, Inc., a North
Carolina corporation (the "Company"), and First Union National
Bank (the "Rights Agent").

                      W I T N E S S E T H

     WHEREAS, on August 27, 1998, the Board of Directors of the Company authorized and declared a dividend of one common share purchase right for each share of (i) the Company's Voting Common Stock (the "Company Voting Common Stock") and (ii) the Company's Class B Nonvoting Common Stock (the "Company Nonvoting Common Stock" and together with the Company Voting Common Stock, the "Company Common Stock") outstanding at the close of business on August 28, 1998 (the "Record Date"), each such right representing the right to purchase one share of Company Voting Common Stock, in the event the dividend is distributed with respect to Company Voting Common Stock, or Company Nonvoting Common Stock, in the event the dividend is distributed with respect to Company Nonvoting Common Stock, upon the terms and subject to the conditions herein set forth; and

     WHEREAS, at that time the Board of Directors of the Company further authorized and directed the issuance of one common share purchase right with respect to each share of Company Voting Common Stock and Company Nonvoting Common Stock that became outstanding between the Record Date and the Distribution Date (as hereinafter defined);

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     SECTION 1.  CERTAIN DEFINITIONS

For purposes of this Rights Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall become, at any time after the date of this Rights Agreement (whether or not such status continues for any period), (i) the Beneficial Owner of Company Voting Common Stock representing 15% or more of the Company Voting Common Stock then outstanding, or
(ii) the Beneficial Owner of Company Nonvoting Common Stock representing 15% or more of the Company Nonvoting Common Stock then outstanding (individually, a "15% Beneficial Owner") other than as a result of a Permitted Offer. Notwithstanding the foregoing, (A) the term "Acquiring Person" shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Company Voting Common Stock or Company Nonvoting Common Stock for or pursuant to the terms of any such plan, (ii) any Person, who or which together with all Affiliates and Associates of such Person becomes the Beneficial Owner of 15% or more of such shares by the acquisition thereof directly from the Company (provided, however, that if, after such acquisition, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Company Common Stock in an acquisition not made directly from the Company, then such Person shall be deemed an Acquiring Person), or (iii) L.D. Coltrane III or Michael R. Coltrane, and (B) no Person shall be deemed to be an "Acquiring Person" either (X) as a result of the acquisition of Company Common Stock by the Company which, by reducing the number of Company Voting Common Stock outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person; except that if (i) a Person would become an Acquiring Person (but for the operation of this subclause (X)) as a result of the acquisition of Company Common Stock by the Company, and (ii) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such Person, becomes the Beneficial Owner of any additional Company Common Stock, then such Person shall be deemed an Acquiring Person, or (Y) if (i) such Person, or an Affiliate or Associate of such Person, inadvertently becomes a 15% Beneficial Owner, (ii) within 8 days thereafter such Person notifies the Board of Directors that such Person did so inadvertently and (iii) within 2 days after such notification, such Person is no longer a 15% Beneficial Owner.

     (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General
Rules and Regulations under the Exchange Act.

     (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to have acquired "beneficial ownership" of, or to "beneficially own," any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act as of the date hereof;

               (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule
          13D or Schedule 13E under the Exchange Act (or any comparable or successor report); or

               (iii)     which are beneficially owned, directly
          or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has



                                        2


          any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

Notwithstanding anything in this definition of "Beneficial Owner" to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

     (d) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New
York, New York or the state in which the principal office of the Rights Agent is located are authorized or obligated by law or executive order to close.

     (e) "Close of Business" on any given date shall mean 5:00 p.m., Charlotte, North Carolina time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Charlotte, North Carolina time, on the next succeeding Business Day.

     (f) "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

     (g) "Company Common Stock" shall have the meaning set forth in the recitals to this Rights Agreement and shall include any other class or classes or series of common stock of the Company resulting from any subdivision, combination, recapitalization or reclassification of shares of such common stock.

     (h) "Company Voting Common Stock" shall have the meaning set forth in the recitals to this Rights Agreement.

     (i) "Company Nonvoting Common Stock" shall have the meaning set forth in the recitals to this Rights Agreement.

     (j) "Company" shall have the meaning set forth in the recitals to this Rights Agreement.

     (k)  "Distribution Date" shall have the meaning set forth in
Section 3(a) hereof.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as in effect from time to time during the term of this Rights Agreement.

     (m)  "Exchange Ratio" shall have the meaning set forth in
Section 24 hereof.

     (n) "Final Expiration Date" shall have the meaning set forth in Section 7(a) hereof.






                                      3


     (o)  "Nasdaq" shall have the meaning set forth in Section
11(d) hereof.

     (p) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding Company Voting Common Stock, Company Nonvoting Common Stock, or both, at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not (or would not be, if the offer were consummated) Acquiring Persons or Affiliates, Associates, nominees or representatives of an Acquiring Person, to be adequate and otherwise in the best interests of the Company and its shareholders (other than the Person or any Affiliate or Associate thereof on whose basis the offer is being made). In determining whether an offer is adequate or in the best interests of the Company and its shareholders, the Board may take into account all factors that it deems relevant including, without limitation, (1) the consideration being offered in the proposal in relation to the Board's estimate of (i) the current value of the Company in a freely negotiated sale of either the Company by merger, consolidation or otherwise, or all or substantially all of the Company's assets, (ii) the current value of the Company if orderly liquidated, and (iii) the future value of the Company over a period of years as an independent entity discounted to current value; (2) then existing political, economic and other factors bearing on security prices generally or the current market value of the Company's securities in particular; (3) whether the proposal might violate federal, state or local laws;
(4) social, legal and economic effects on employees, suppliers, customers and others having similar relationships with the Company, and the communities in which the Company conducts its businesses; (5) the financial condition and earnings prospects of the person making the proposal, including the Person's ability to service its debt and other existing or likely financial obligations and the value of the consideration offered by such Person; and (6) the competence, experience and integrity of the Person making the acquisition proposal.

     (q) "Person" shall mean any individual, firm, partnership, corporation, limited liability company, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (r)  "Principal Party" shall have the meaning set forth in
Section 13(b) hereof.

     (s)  "Purchase Price" shall have the meaning set forth in
Section 7(a) hereof.

     (t) "Record Date" shall have the meaning set forth in the recitals to this Rights Agreement.

     (u)  "Redemption Date" shall have the meaning set forth in
Section 7(a) hereof.

     (v)  "Redemption Price" shall have the meaning set forth in
Section 23 hereof.

     (w) "Rights" shall mean the rights to purchase either Company Voting Common Stock, in the event the rights were distributed with respect to Company Voting Common Stock, or Company Nonvoting Common Stock, in the event the rights were distributed with respect to Company Nonvoting Common Stock, authorized by the Board of Directors of the Company.





                                      4


     (x) "Rights Agent" shall have the meaning set forth in the recitals to this Rights Agreement.

     (y) "Rights Agreement" shall have the meaning set forth in the recitals to this Rights Agreement.

     (z) "Right Certificates" shall have the meaning set forth in Section 3(a) hereof.

     (aa) "Securities Act" shall mean the Securities Act of 1933, as amended, as in effect from time to time during the term of this Rights Agreement.

     (bb) "Shares Acquisition Date" shall mean the first date of a public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to
Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such; provided, that, if such Person is determined not to have become an Acquiring Person pursuant to Section 1(a) hereof, then no Shares Acquisition Date shall be deemed to have occurred.

     (cc) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     (dd) "Summary of Rights" shall have the meaning set forth in
Section 3(b) hereof.

     (ee) "Trading Day" shall have the meaning set forth in
Section 11(d) hereof.

     (ff) "Voting Securities" shall have the meaning set forth in
Section 13(a) hereof.

     SECTION 2.  APPOINTMENT OF RIGHTS AGENT

     The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Company Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.


     SECTION 3.  ISSUE OF RIGHT CERTIFICATES

     (a) Until the earlier of (i) the Close of Business on the tenth business day after the Shares Acquisition Date or (ii) the Close of Business on the tenth business day (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any Person becomes an Acquiring Person) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Company Common Stock for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2 of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such




                                       5


Person would be a 15% Beneficial Owner (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for the Company Voting Common Stock and Company Nonvoting Common Stock, as the case may be, registered in the names of the holders thereof (which certificates shall also be deemed to be certificates for Rights) and not by separate certificates, and
(y) the Rights (and the right to receive separate certificates
("Right Certificates")) will be transferable only in connection with the transfer of the underlying Company Common Stock
(including a transfer to the Company) as more fully set out below. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of Company Common
Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate (the "Right Certificate"), which shall be in substantially the form of Exhibit A-1 hereto in the case of Company Voting Common Stock, or in substantially the form of Exhibit A-2 hereto in the case of Company Nonvoting Common Stock, evidencing one Right for each share of such type so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights to Purchase Common Shares, in substantially the form of Exhibit C hereto (the "Summary of Rights"), by first-class, postage- prepaid mail, to each record holder of Company Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Company Common Stock outstanding, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Company Common Stock.

     (c) Certificates for Company Common Stock which become outstanding (including, without limitation, reacquired shares which are subsequently disposed of by the Company) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

     "This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement, as it may from time to time be supplemented or amended, between CT Communications, Inc. and First Union National Bank, (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of CT Communications, Inc. Under certain circumstances, as set forth in the Rights Agreement, such rights may be redeemed or exchanged, may expire, or may be evidenced by separate certificates and no longer be evidenced by this certificate. CT Communications, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances, rights issued to or held by Acquiring Persons or their Affiliates or Associates (as defined in the Rights Agreement) and any subsequent holder of such rights may become null and void."






                                       6


     With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Company Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated therewith. In the event that the Company purchases or acquires any Company Common Stock prior to the Distribution Date, any Rights associated with such Company Common Stock shall be deemed canceled and retired.

     SECTION 4.  FORM OF RIGHT CERTIFICATES

     (a) The Right Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall be substantially the same as provided for in Section 3(a) hereof and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number and kind of Company Common Stock as shall be set forth therein at the price per share set forth therein, but the number and kind of such Company Common Stock and the price per share shall be subject to adjustment as provided herein.

     (b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents Rights which are null and void pursuant to Section 11(a)(iv) of this Rights Agreement and any Right Certificate issued pursuant to Section 6, Section 11 or
Section 22 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

     "The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Right Certificate and the Rights represented hereby are null and void."

     Notwithstanding the above provision, failure to place such legend on any Right Certificate representing Rights that are otherwise null and void pursuant to the terms of this Rights Agreement shall not affect the null and void status of such Rights.

     SECTION 5.  COUNTERSIGNATURE AND REGISTRATION

     The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company,



                                     7


such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right
Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer. Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of such Right Certificate or transfer, books for registration and transfer of the Right
Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right
Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right
Certificates.

     SECTION 6.  TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF
                 RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST
                 OR STOLEN RIGHT CERTIFICATES

     Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, respectively, entitling the registered holder to purchase a like number and kind of Company Common Stock as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Thereupon, the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.





                                       8


     SECTION 7.  EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION
                 DATE OF RIGHTS

     (a) Subject to Section 11(a)(iv) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the price per share (rounded to the nearest cent) provided for in paragraph (b) below (the "Purchase Price") for each class of Company Common Stock as to which the Rights are exercised, at or prior to the earliest of
(i) the Close of Business on August 27, 2008 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), or
(iii) the time at which such Rights are exchanged as provided in
Section 24 hereof.

     (b) The Purchase Price for each share of (i) Company Voting Common Stock pursuant to the exercise of a Right shall initially be $500, and (ii) Company Nonvoting Common Stock pursuant to the exercise of a Right shall initially be $500, in each case subject to adjustment from time to time as provided in Sections 11 and 13 hereof, and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the kind of Company Common Stock to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly
(i) requisition from any transfer agent of the Company Common
Stock certificates for the number and kind of Company Common
Stock to be purchased (or depository receipts when appropriate) and the Company hereby irrevocably authorizes its transfer agents to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section
14 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

     (e) So long as the Company Common Stock issuable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.





                                       9


     SECTION 8.  CANCELLATION AND DESTRUCTION OF RIGHT
                 CERTIFICATES

     All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     SECTION 9.  AVAILABILITY OF COMMON STOCK

     (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Company Common Stock or any Company Common Stock held in its treasury, the number and kind of Company Common Stock that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with this Rights Agreement.

     (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Company Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable Company Common Stock.

     (c) The Company covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Company Common Stock upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depository receipts for the Company Common Stock in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates for Company Common Stock upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

     SECTION 10. RECORD HOLDERS OF COMMON STOCK ISSUED UPON
                 EXERCISE OF RIGHTS

     Each person in whose name any certificate for Company Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Company Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Company's transfer books for the Company




                                     10


Common Stock are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which such transfer books are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Company Common Stock for which the Rights evidenced thereby shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF
                 COMMON STOCK OR NUMBER OF RIGHTS

     The Purchase Price, the number of Company Common Stock or other securities covered by each Right, and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

     (a)
               (i) In the event the Company shall at any time after the Record Date (A) declare a dividend on Company
          Common Stock payable in Company Common Stock, (B) subdivide the outstanding Company Common Stock into a greater number of such shares, (C) combine the outstanding Company Common Stock into a smaller number of such shares, or (D) issue any shares of its capital stock in a reclassification of Company Common Stock
          (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) or any other similar transaction for the purpose of reclassifying the Company Common Stock, except as otherwise provided in this Section 11(a), the Purchase Price in effect for Rights at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall, upon payment of the Purchase Price then in effect, be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Company Common Stock transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one such Right be less than the per share par value, if any, of the applicable kind of Company Common Stock. If an event occurs which would require an adjustment under both Section 11(a)(i) and
          Section 11(a)(iv), the adjustment provided for in this
          Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to
          Section 11(a)(iv).

               (ii) Subject to Section 24 of this Rights
          Agreement, in the event any Person becomes an Acquiring Person, then proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase



                                     11


          Price in accordance with the terms of this Agreement, such number of shares of Company Common Stock as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of shares of Company Common Stock for which a Right was exercisable by such holder immediately prior to the Shares Acquisition Date, and dividing that product (such product shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (y) 50% of the current market price (determined pursuant to Section 11(d) hereof) per share of Company Common Stock on the Shares Acquisition Date. Notwithstanding the above, if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this
          Section 11(a)(ii).

               (iii)     In the event that there shall not be
          sufficient Company Common Stock (A) issued but not outstanding or (B) authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall, to the extent permitted by applicable law, take all such action as may be necessary to authorize additional
          Company Common Stock for issuance upon exercise of the Rights, including the calling of a meeting of shareholders; provided, however, if the Company is unable to cause the authorization of additional Company
          Common Stock then the Company, to the extent necessary and permitted by applicable law and any agreements or instruments in effect on the date hereof to which it is a party, shall, at its option (A) pay cash equal to twice the applicable Purchase Price (as adjusted pursuant to this Section 11) in lieu of issuing any such Company Common Stock and requiring payment therefor, or (B) issue equity securities having a value equal to the market price of such kind of Company
          Common Stock which otherwise would have been issuable pursuant to the foregoing subparagraph (ii), which value shall be determined by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent, or (C) distribute a combination of Company Common Stock, cash and/or other equity securities having a value equal to the market price of the shares of the kind of Company Common Stock which otherwise would have been issuable pursuant to the foregoing subparagraph (ii), determined in accordance with the preceding clause (B), upon exercise of the related Rights.

               (iv) From and after the occurrence of the event described above, any Rights that are or were acquired or beneficially owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Rights Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to or from an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to or from any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered



                                     12


          to the Rights Agent for transfer
          to or from an Acquiring Person (or any Associate, Affiliate or nominee of such Acquiring Person) whose Rights would be void pursuant to the preceding sentence shall be canceled.

     (b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of a particular kind of Company Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase such kind of Company Common Stock, or securities convertible into such kind of Company Common Stock at a price per share (or having a conversion price per share, if a security convertible into Company Common
Stock) less than the then current per share market price (as defined in Section 11(d)) of such Company Common Stock on such record date, the Purchase Price to be in effect after such record date with respect to such kind of Company Common Stock shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of such Company Common Stock outstanding on such record date plus the number of shares of such Company Common Stock which the aggregate offering price of the total number of shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of such Company Common Stock outstanding on such record date plus the number of additional shares of such Company Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the per share par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Company Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of a particular kind of Company Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), of evidences of indebtedness or assets (other than a regular quarterly cash dividend, a dividend payable in Company Common Stock or other distribution referred to in Section 11(a) hereof) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date with respect to such kind of Company Common Stock shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the kind of Company Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent) of the portion of such assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of such Company Common Stock and the denominator of which



                                     13


shall be such current per share market price of such kind of Company Common Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the per share par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

     (d) For the purpose of any computation hereunder, the "current per share market price" of a share of a particular kind of Company Common Stock on any date shall be deemed to be the average of the daily closing prices per share of a share of such Company Common Stock for the 30 consecutive Trading Days immediately prior to such date; provided, however, that in the event that the current per share market price of a share of such Company Common Stock is determined during a period following the announcement by the Company of (A) a dividend or distribution on the Company Common Stock, payable in Company Common Stock or securities convertible into Company Common Stock, or (B) any subdivision, combination or reclassification of the Company
Common Stock, and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share of a share of such Company Common
Stock. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Company Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Company Common Stock is listed or admitted to trading or, if Company Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or such other system then in use, or, if on any such date Company Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in Company Common Stock, selected by the Board of Directors of the Company. If on any such date no market-maker is making a market in Company Common Stock, the fair value of Company Common Stock on such date as determined in good faith by the Board of Directors of the Company shall be used, whose determination shall be described in a statement filed with the Rights Agent. The term "Trading Day" shall mean a day on which the principal national securities exchange on which Company
Common Stock is listed or admitted to trading is open for the transaction of business or, if Company Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day. If Company Common Stock is not publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

     (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are



                                     14


not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a share as the case may be.

     (f)  If as a result of an adjustment made pursuant to
Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Company Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Company Common Stock contained in
Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Company Common Stock shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made hereunder to the Purchase Price applicable thereto shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares and kind of Company Common Stock or other capital stock purchasable from time to time hereunder upon exercise of such Rights, all subject to further adjustment as provided herein.

     (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and
(c), each related Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, the number of shares of the applicable kind of Company Common Stock (calculated to the nearest one ten-thousandth of a share) obtained by (i) multiplying (x) the number of shares covered by such Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such Purchase Price adjustment and
(ii) dividing the product so obtained by the Purchase Price in effect immediately after such Purchase Price adjustment.

     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of shares of Company Common Stock purchasable upon the exercise of a Right. Each of such Rights outstanding after such adjustment of the number of such Rights shall be exercisable for the number of shares of Company Common Stock for which such Right was exercisable immediately prior to such adjustment. Each such Right held of record prior to such adjustment of the number of Rights shall become that number of such Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of such Purchase Price by the Purchase Price in effect immediately after such adjustment. The Company shall make a public announcement of its election to adjust the number of Rights indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of such Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of such Right Certificates on such record date additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company,



                                      15


shall cause to be distributed to such holders of record in substitution and replacement for such Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

     (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of a kind of Company Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares of a kind of Company Common Stock which were expressed in such Right Certificates theretofore issued hereunder.

     (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Company Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Company Common Stock at such adjusted Purchase Price.

     (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any related Right exercised after such record date of the Company Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Company Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that (i) any consolidation or subdivision of any of the Company Common Stock, (ii) issuance wholly for cash of any Company Common Stock at less than the current market price, (iii) issuance wholly for cash of Company Common Stock or securities which by their terms are convertible into or exchangeable for Company Common Stock, (iv) dividends on Company Common Stock payable in Company Common Stock or (v) issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of Company Common Stock, shall not be taxable to such shareholders.

     (n) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Sections 23 or 27 hereof, take (or permit any Subsidiary to take) any action the purpose of which is to, or if at the time such action is taken it is reasonably foreseeable that the effect of such action is to, materially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.





                                      16


     SECTION 12. CERTIFICATE OF ADJUSTMENT

     Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Company Common Stock a copy of such certificate and, (c) include a brief summary thereof in the next quarterly or current report filed pursuant to the Exchange Act by the Company, and, following the Distribution
Date, mail such summary to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such a certificate.


     SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF
                 ASSETS OR EARNING POWER

     (a)  In the event that, on or following the Distribution
Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into any other Person, (y) the Company shall consolidate with, or merge with, any other Person, and the Company shall be the continuing or surviving corporation of such consolidation or merger (other than, in a case of any transaction described in (x) or (y), a merger or consolidation which would result in all of the securities generally entitled to vote in the election of directors ("voting securities") of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or any Subsidiary of the Company in one or more transactions each of which does not violate Section 11(n) hereof), then, and in each such case (except as provided in Section 13(d) hereof), proper provision shall be made so that (i) each holder of a Right, except as provided in Section 11(a) hereof, shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price (without giving effect to any adjustment to such Purchase Price pursuant to Section 11(a)(iv)) multiplied by the number of shares of Company Common Stock for which such Right is then exercisable, in accordance with the terms of this Rights Agreement, such number of freely tradable shares of Common Stock of the Principal Party, not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price (without giving effect to any adjustment to such Purchase Price pursuant to Section 11(a)(iv)) by the number of shares of Company Common Stock for which such Right is then exercisable and dividing that product by (B) 50% of the then current per share market price of the Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it



                                    17


being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of an event described in this Section 13; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Stock in accordance with
Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Stock thereafter deliverable upon the exercise of the Rights.

     (b)  "Principal Party" shall mean

               (i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Company Common Stock is converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation (including, if applicable, the Company if it is the surviving corporation); and

               (ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earnings power transferred pursuant to such transaction or transactions; provided, however, that in any of the foregoing cases, (1) if the Common Stock of such Person is not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value; and (3) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (1) and (2) above shall apply to each of the chains of ownership having an interest in such joint ventures as if such party were a "Subsidiary" of both or all of such joint ventures and the Principal Parties in each such chain shall bear the obligations set forth in this Section 13 in the same ratio as their direct or indirect interests in such Person bear to the total of such interests.

     (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of its authorized Common Stock which has not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
Section 13 and unless prior thereto the Company and such Principal Party shall have executed delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer mentioned in paragraph (a) of this
Section 13, the Principal Party at its own expense shall:





                                     18


               (i) prepare and file a registration statement under the Securities Act of 1933, as amended, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of such Act) until the Final Expiration Date;

               (ii) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

               (iii)     deliver to holders of the Rights
          historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

     The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that the events described in this Section 13 shall occur at any time after the occurrence of the events described in
Section 11(a)(iv), the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

     (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired Company Common Stock pursuant to a Permitted Offer (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of the Company Common Stock offered in such transaction is not less than the price per share of Company Common Stock whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of shares of Company Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

     SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES

     (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this
Section 14(a), the current market value of a whole Right shall be the closing price of such Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed



                                     19


on the principal national securities exchange on which the Rights are listed or admitted to trading or, if such Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of such Rights on such date as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent, shall be used.

     (b) The Company shall not be required to issue fractions of shares of Company Common Stock upon (i) exercise of the Rights or exchange of the Rights for Company Common Stock pursuant to Section 24 of this Rights Agreement, or to distribute certificates which evidence fractional shares of such securities. Fractions of shares of Company Common Stock may, at the election of the Company, be evidenced by depository receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided that such agreement shall provide that the holders of such depositary receipts shall have the rights, privileges and preferences to which they are entitled as beneficial owners of the Company Common Stock represented by such depositary receipts. In lieu of fractional shares of Company Common Stock or depositary receipts, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one share of Company Common Stock. For the purposes of this Section 14(b), the current market value of a share of Company Common Stock shall be the closing price of a share of Company Common Stock (as determined pursuant to the second sentence of Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right by the acceptance of such Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

     SECTION 15. RIGHTS OF ACTION

     All rights of action in respect of this Rights Agreement, excepting the rights of action given to the Rights Agent under
Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Company Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of Company Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of Company Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and will be entitled to specific performance of the




                                     20


obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement.

     SECTION 16. AGREEMENT OF RIGHT HOLDERS

     Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Company
Common Stock;

     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

     (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated certificates for Company Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificates for Company Common Stock made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

     (d) notwithstanding anything in this Rights Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or a beneficial interest in a Right or other Person as a result of its inability to perform any of its obligations under this Rights Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

     SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A
                 SHAREHOLDER

     No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of Company Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.





                                     21


     SECTION 18. CONCERNING THE RIGHTS AGENT

     The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent, its directors, officers, employees and agents for, and to hold each of them harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, of such other indemnified party for anything done or omitted by the Rights
Agent or such other indemnifed party in connection with the acceptance and administration of this Rights Agreement or the exercise or performance of its duties hereunder, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided for herein shall survive the expiration of the Rights and the termination of this Rights Agreement. The Rights Agent shall be fully protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Rights Agreement or the exercise or performance of its duties hereunder inreliance upon any Right Certificate or certificate for Company Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.

     SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF
                 RIGHTS AGENT

     Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or all or substantially all of the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement. In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and





                                     22


in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

     SECTION 20. DUTIES OF RIGHTS AGENT

     The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or its own in-house counsel), and the written advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such written advice or opinion.

     (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature on such Right Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of any provision of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(iv) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for herein, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of Company Common Stock to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Company Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.





                                     23


     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

          Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action consistent with the terms of this Rights Agreement proposed to be taken by the Rights Agent under this Agreement and the date on or after which such action shall be taken. The Rights Agent shall not be liable for any action consistent with the terms of this Rights Agreement taken by the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action, the Rights Agent shall have received written instructions in response to such application specifying the action to be taken.

     (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Rights Agreement; provided that neither the Rights Agent nor any Affiliate of the Rights Agent may act in such manner on behalf of or in concert with an Acquiring Person, or its agents or Affiliates. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

     (j) The Rights Agent undertakes only the express duties and obligations imposed on it by this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent.





                                      24


     (k) Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kindi whatsoever (including but not limited to lost profits).

     (l) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnication against such risk or liability is not reasonably assured to it.


     SECTION 21. CHANGE OF RIGHTS AGENT

     The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of Company Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of Company Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $25 million, or
(b) an affiliate of a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of Company Common Stock and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.





                                     25


     SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES

     Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of Company Common Stock following the Distribution Date and prior to the earlier of the Redemption Date and the Final Expiration Date, the Company (a) shall with respect to Company Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) the Company shall not be obligated to issue any such Right Certificates if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     SECTION 23. REDEMPTION

     (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier to occur of (i) the Distribution Date or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at an initial redemption price of $.01 per Right ("Redemption Price"). The Redemption Price shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof. The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (b) of this Section 23 and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for Company Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23



                                     26


or in Section 24 hereof, and other than in connection with the purchase of Company Common Stock prior to the Distribution Date.

     SECTION 24. EXCHANGE

     (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(iv) hereof) for Company Common Stock at an exchange ratio of one share of Company Common Stock per Right of the same kind, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio").
Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Company Common Stock for or pursuant to the terms of any such plan or any trust agreement entered into by the Company to secure benefits payable under any employee benefit plan of the Company or any Subsidiary of the Company), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of Company Common Stock representing 50% or more of the kind of Company Common Stock then outstanding.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of the kind of shares of Company Common Stock equal to the number of such kind of Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of Company Common Stock for Rights will be effected and, in the event of any partial exchange, the number and kind of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights being exchanged (other than Rights which have become void pursuant to the provisions of Section 11(a)(iv) hereof) held by each holder of such Rights.

     (c) In the event that there shall not be sufficient Company Common Stock (i) issued but not outstanding or (ii) authorized but unissued, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Company Common Stock for issuance upon exchange of the Rights.






                                     27


     SECTION 25. NOTICE OF CERTAIN EVENTS

     (a) In case the Company, following the Distribution Date, shall propose (i) to pay any dividend payable in stock of any class or series to holders of Company Common Stock or to make any other distribution to holders of Company Common Stock (other than a regular quarterly cash dividend), (ii) to offer to holders of Company Common Stock rights or warrants to subscribe for or to purchase any additional Company Common Stock or any other securities, rights or options, (iii) to effect any reclassification of Company Common Stock (other than a reclassification involving only the subdivision of outstanding Company Common Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than the Company and/or any of its Subsidiaries in one or more transactions each of which does not violate Section 11(n) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action to the extent feasible, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by holders of Company Common Stock if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of Company Common Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by holders of Company Common Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

     (b) In case any of the events set forth in Section 11(a)(iv) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(iv) hereof.

     SECTION 26. NOTICES

     Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

          CT Communications, Inc.
          68 Cabarrus Avenue, East
          Concord, North Carolina 28025
          Attention: President





                                      28


     Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

          First Union National Bank
          1525 West W.T. Harris Boulevard, 3C3
          Charlotte, North Carolina 28288-1153
          Attention: Shareholders Services

     Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     SECTION 27. SUPPLEMENTS AND AMENDMENTS

     Prior to the Distribution Date, the Company and the Rights
Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holders of certificates representing Company Common Stock. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Rights Agreement without the approval of any holders of Right
Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right
Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, however, that this Rights Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Rights Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) hereof from 15% to not less than the greater of (i) any percentage greater than the largest percentage of the then outstanding Company Voting Common Stock or Company Nonvoting Common Stock, as the case may be, then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, any entity holding Company Voting Common Stock or Company Nonvoting Common Stock for or pursuant to the terms of any such plan, L.D. Coltrane III or Michael R. Coltrane) together with all Affiliates or Associates of such Person, or (ii) 10%.
Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights or obligations of the Rights Agent under this Rights Agreement. Prior to the Distribution Date, the interests of the



                                     29


holders of Rights shall be deemed coincident with the interests of the holders of Company Common Stock.

     SECTION 28. SUCCESSORS

     All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 29. DETERMINATIONS AND ACTIONS BY THE BOARD OF
                 DIRECTORS

     For all purposes of this Rights Agreement, any calculation of the number of shares of Company Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Company Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Rights Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including a determination to redeem or not redeem the Rights or to amend the Rights Agreement or a determination that an adjustment to the Redemption Price or Exchange Ratio is or is not appropriate). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board to any liability to the holders of the Rights.

     SECTION 30. BENEFITS OF THIS RIGHTS AGREEMENT

     Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Company Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Company Common Stock).

     SECTION 31. SEVERABILITY

     If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.





                                     30


     SECTION 32. GOVERNING LAW

     THIS RIGHTS AGREEMENT AND EACH RIGHT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NORTH CAROLINA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

     SECTION 33. COUNTERPARTS

     This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 34. DESCRIPTIVE HEADINGS

     Descriptive headings of the several Sections of this Rights
Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.




                                    31


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first above written.


                              CT COMMUNICATIONS, INC.

                              By: /s/ MICHAEL R. COLTRANE
                              Name:   Michael R. Coltrane
                              Title:  President and Chief
                                       Executive Officer


                               FIRST UNION NATIONAL BANK, as
                               Rights Agent

                              By: /s/ JAMES M. CLARK
                              Name:   James M. Clark
                              Title:  Vice President








                                    32


                          EXHIBIT A-1

                   FORM OF RIGHT CERTIFICATE
                     (Voting Common Stock)

Certificate No. R- ______                                        ______Rights

NOT EXERCISABLE AFTER AUGUST 27, 2008 OR EARLIER IF REDEMPTION OR
EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER
RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                        RIGHT CERTIFICATE

                    CT COMMUNICATIONS, INC.

     This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 27, 1998 (the " Rights Agreement"), between CT Communications, Inc., a North Carolina corporation (the "Company"), and First Union National Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Charlotte, North Carolina time, on August 27, 2008, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one fully paid non-assessable share of CT Communications, Inc. Voting Common Stock (the "Stock"), at a purchase price of $500 per share (the
"Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares of Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 28, 1998 (the "Record Date") based on the shares of Stock of the Company as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of shares of Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right
Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of



                                 A-1-1

shares of Stock as the Rights evidenced by the Right Certificate or Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at its option at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares of Stock. No fractional shares of Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the shares of Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.

     Witness the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________, _____.

 ATTEST:                           CT COMMUNICATIONS, INC.

__________________                 By: _____________________________
                                   Name:____________________________
                                   Title:___________________________

Countersigned:

FIRST UNION NATIONAL BANK

By:_______________________________
Name:_____________________________
Title:____________________________





                                  A-1-2

           FORM OF REVERSE SIDE OF RIGHT CERTIFICATE

                       FORM OF ASSIGNMENT

 (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

 FOR VALUE RECEIVED _____________________________hereby sells, assigns and transfers unto________________________________________
__________________________________________________________________
          (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________, Attorney, to transfer the within Right Certificate on the books of the within- named Company, with full power of substitution.

 Dated: __________________              ___________________________
                                        Signature


Signature Guaranteed:

 Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National
Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United
States.

        - - - - - - - - - - - - - - - - - - - - - - - - -





                            A-1-3

                          CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Right Certificate [  ] are
[ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof (as defined in the Rights
Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.


Dated: ________________________



                                       _______________________________
                                       Signature
Signature Guaranteed:


______________________________________________________________________

                             NOTICE

     The signature in the foregoing Assignment and Certificate must conform to the name as written upon the face of this Right
Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.








                            A-1-4




                          EXHIBIT A-2

                   FORM OF RIGHT CERTIFICATE
                (Class B Nonvoting Common Stock)

Certificate No. R- ______                                        ______Rights

NOT EXERCISABLE AFTER AUGUST 27, 2008 OR EARLIER IF REDEMPTION OR
EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER
RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.

                        RIGHT CERTIFICATE

                    CT COMMUNICATIONS, INC.

     This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of August 27, 1998 (the " Rights Agreement"), between CT Communications, Inc., a North Carolina corporation (the "Company"), and First Union National Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., Charlotte, North Carolina time, on August 27, 2008, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one fully paid non-assessable share of CT Communications, Inc. Class B Nonvoting Common Stock (the "Stock"), at a purchase price of $500 per share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares of Stock which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of August 28, 1998 (the "Record Date") based on the shares of Stock of the Company as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of shares of Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

     This Right Certificate, with or without other Right
Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of




                                  A-2-1


shares of Stock as the Rights evidenced by the Right Certificate or Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at its option at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for shares of Stock. No fractional shares of Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the shares of Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights
Agent.

     Witness the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ___________, _____.

 ATTEST:                           CT COMMUNICATIONS, INC.

__________________                 By:__________________________________
                                   Name:________________________________
                                   Title:_______________________________
Countersigned:

FIRST UNION NATIONAL BANK

By:_____________________________
Name:___________________________
Title:__________________________






                                  A-2-2


           FORM OF REVERSE SIDE OF RIGHT CERTIFICATE

                       FORM OF ASSIGNMENT

 (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

 FOR VALUE RECEIVED _____________________________hereby sells, assigns and transfers unto___________________________________________
_____________________________________________________________________
          (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________, Attorney, to transfer the within Right Certificate on the books of the within- named Company, with full power of substitution.

Dated: __________________              ___________________________
                                       Signature


Signature Guaranteed:

 Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National
Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United
States.

        - - - - - - - - - - - - - - - - - - - - - - - - -












                              A-2-3


                          CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Right Certificate [  ] are
[ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof (as defined in the Rights
Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.


Dated: ____________________



                               ____________________________________
                               Signature
Signature Guaranteed:



_____________________________________________________________________________

                             NOTICE

     The signature in the foregoing Assignment and Certificate must conform to the name as written upon the face of this Right
Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.













                             A-2-4


                           EXHIBIT B

                   FORM OF ELECTION TO PURCHASE

            (To be executed if the registered holder
             desires to exercise Rights represented
                   by the Right Certificate.)


     To:  CT Communications, Inc.

     The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Right Certificate to purchase the Company Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person or other property which may be issuable upon the exercise of the Rights) and requests that certificates for such Company Common Stock be issued in the name of and delivered to:

(Please print name and address)


_____________________________________________________________

_____________________________________________________________





Please insert social security
or other identifying number: _________________________________

      If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name and address)

_________________________________________________________________

_________________________________________________________________






Please insert social security
or other identifying number: _________________________________


Dated: _____________________


                             _________________________________
                              Signature
Signature Guaranteed:











                               B-1



                          CERTIFICATE

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Right Certificate [  ] are
[ ] are not beneficially owned by an Acquiring Person or an Affiliate or an Associate thereof (as defined in the Rights
Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate thereof.


Dated: _____________________



                                     __________________________________
                                      Signature
Signature Guaranteed:



_____________________________________________________________________________

                             NOTICE

     The signature in the foregoing Election to Purchase and Certificate must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

     In the event the certification set forth above is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring
Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.










                             B-2



                          EXHIBIT C

          SUMMARY OF RIGHTS TO PURCHASE COMMON SHARES

     On August 27, 1998, the Board of Directors of CT Communications, Inc. (the "Company") adopted a Rights Agreement (the "Rights Agreement") and authorized and declared a dividend of one common share purchase right (a "Right") for each outstanding share of (i) Voting Common Stock of the Company (the "Company Voting Common Stock") and (ii) Class B Nonvoting Common Stock of the Company (individually, the "Company Nonvoting Common Stock" and together with the Company Voting Common Stock, the "Company Common Stock"). The dividend is payable (i) on August 28, 1998 to the shareholders of record on that date (the "Record Date") and (ii) with respect to Company Common Stock issued thereafter until the Distribution Date (as hereinafter defined) or the expiration or earlier redemption or exchange of the Rights.

     Except as set forth below, each Right entitles the registered holder to purchase from the Company, at any time after the Distribution Date, one share of Company Voting Common Stock at a price per share of $500, in the event the Right was distributed with respect to Company Voting Common Stock, or one share of Company Nonvoting Common Stock at a price per share of $500, in the event the Right was distributed with respect to Company Nonvoting Common Stock, in each case subject to adjustment (each applicable per share purchase price referred to herein separately and together as the "Purchase Price"). The description and terms of the Rights are as set forth in the Rights Agreement.

      Initially, the Rights will be attached to all certificates representing Company Common Stock then outstanding, and no separate Right Certificates will be distributed. The Rights will separate from the Company Common Stock upon the earlier to occur of (i) 10 days after the public announcement of a person's or group of affiliated or associated persons' (other than L.D. Coltrane III, Chairman of the Board of the Company, or Michael R. Coltrane, President and Chief Executive Officer of the Company) having acquired beneficial ownership of 15% or more of (X) the outstanding Company Voting Common Stock or (Y) the outstanding Company Nonvoting Common Stock (such person or group being hereinafter referred to as an "Acquiring Person"), or (ii) 10 days (or such later date as the Board may determine) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in a person or group's becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date").

     Until the Distribution Date, the Rights will be transferred with, and only with, the Company Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Company Common Stock certificates issued after the Record Date upon transfer or new issuance of Company Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Company Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Company Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of Company Common Stock as of the close of business on the Distribution Date (and to each initial record holder of certain Company Common Stock issued after the Distribution Date), and such separate Right Certificates alone will evidence the Rights.

      The Rights will expire on August 27, 2008 (the "Final
Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     The Rights initially are not exercisable. In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer that is for all outstanding Company Common Stock at a price and on terms which a majority of certain members of the Board of Directors determines to be adequate and in the best interests of the Company, its shareholders and other relevant constituencies, other than such Acquiring Person, its affiliates and associates (a "Permitted Offer")), each holder of a Right will thereafter have the right (the "Flip-In Right") to receive, upon exercise and payment of the applicable Purchase Price, Company Common Stock of the applicable class having a value equal to two times the applicable Purchase Price. Notwithstanding the foregoing, all Rights that are, or were, beneficially owned by any Acquiring Person or any affiliate or associate thereof will be null and void and not exercisable.

      In the event that, at any time following the Distribution Date, (i) the Company is acquired in a merger or other business combination transaction in which the holders of all of the outstanding Company Voting Common Stock immediately prior to the consummation of the transaction are not the holders of all of the surviving corporation's voting power, or (ii) more than 50% of the Company's assets or earning power is sold or transferred, then each holder of a Right (except Rights which have previously been voided as set forth above) shall thereafter have the right (the "Flip-Over Right") to receive, upon exercise and payment of the applicable Purchase Price, common stock of the acquiring company having a value equal to two times the applicable Purchase Price. If a transaction would otherwise result in a holder's having a Flip-In as well as a Flip-Over Right, then only the Flip-Over Right will be exercisable; if a transaction results in a holder's having a Flip-Over Right subsequent to a transaction resulting in a holder's having a Flip-In Right, a holder will have Flip-Over Rights only to the extent such holder's Flip-In Rights have not been exercised.

      The Purchase Price payable, and the number of shares of Company Common Stock or other securities or property issuable, upon exercise of Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of Company Common Stock, (ii) upon the grant to holders of Company Common Stock of certain rights or warrants to subscribe for or purchase Company Common Stock at a price, or securities convertible into Company Common Stock with a conversion price, less than the then current market price of Company Common Stock, or (iii) upon the distribution to holders of Company Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Company Common Stock) or of subscription rights or warrants (other than those referred to above). However, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1%. No fractional shares of Company Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of Company Common Stock on the last trading day prior to the date of exercise.

      At any time prior to the earlier to occur of (i) the Distribution Date and (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price in cash.

     At any time after any person becomes an Acquiring Person and prior to the acquisition by such person or group of Company Voting Common Stock representing 50% or more of the then outstanding Company Voting Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights which have become null and void), in whole or in part, at an exchange ratio of one share of such applicable kind of Company Common Stock per Right (subject to adjustment).

     All of the provisions of the Rights Agreement may be amended prior to the Distribution Date by the Board of Directors of the Company, without the consent of the holders of the Rights, for any reason it deems appropriate. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or, subject to certain limitations, to shorten or lengthen any time period under the Rights Agreement. Without limiting the foregoing, prior to the time any person becomes an Acquiring Person, the Board of Directors is also authorized, as it deems appropriate, to lower the thresholds required to become an Acquiring Person to not less than the greater of (i) any percentage greater than the largest percentage then held by any shareholder other than L.D. Coltrane III or Michael R. Coltrane, or (ii) 10%.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     Although the distribution of the Rights will not be taxable to shareholders of the Company, shareholders may, depending upon the circumstances, recognize taxable income should the Rights become exercisable or upon the occurrence of certain events thereafter.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors because the Rights may be redeemed by the Company at the Redemption Price prior to the date that is 10 days after the public announcement that a person or group has become the beneficial owner of 15% or more of a class of the Common Stock.

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to the Company's Registration Statement on Form 8-A with respect to the Rights filed with the Securities and Exchange Commission (Commission File No. 0-19179 ). A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby